     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE __, 1999
                      REGISTRATION NO. 33- _______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              DATA DIMENSIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                             06-085248
      (State of Incorporation)        (I.R.S. Employer Identification No.)

                                 ---------------

            DATA DIMENSIONS, INC. 1997 STOCK OPTION PLAN, AS AMENDED
           DATA DIMENSIONS, INC. NONSTATUTORY STOCK OPTION AGREEMENTS
                            (Full Title of the Plans)

                            Peter A. Allen, President
                              Data Dimensions, Inc.
                               One Bellevue Center
                        411 - 108th Avenue NE, Suite 2100
                           Bellevue, Washington 98004
                                 (425) 688-1000
            (Name, Address and Telephone Number of Agent for Service)

                                 ---------------

                                    COPY TO:
                               Bruce A. Robertson
                            GARVEY, SCHUBERT & BARER
                         1191 Second Avenue, 18th Floor
                         Seattle, Washington 98101-2939

                                 ---------------

                               CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                 Proposed Maximum   Proposed Maximum     Amount of
      Title of Securities         Amount to Be    Offering Price        Aggregate       Registration
       to be Registered           Registered(1)      Per Share       Offering Price          Fee
------------------------------------------------------------------------------------------------------
Data Dimensions, Inc. 1997 Stock    1,500,000         $ 3.78(2)        $6,000,000(2)      $1,576.26
Option Plan, as amended, Common
Stock, $.001 par value per share

Data Dimensions, Inc. Nonstatutory    400,000         $13.25(3)        $5,300,000(3)      $1,473.40
Stock Option Agreements, Common
Stock, $.001 par value per share

TOTAL:                                                                                    $3,049.66
======================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock that become issuable under the Data Dimensions, Inc. 1997 Stock Option Plan, as amended, and the Data Dimensions, Inc. Nonstatutory Stock Option Agreements, dated December 7, 1998, as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The price per share is estimated to be $3.78 based on the average of the high ($3.938) and low ($3.625) sales prices for the Common Stock on the NASDAQ National Market on June 8, 1999.

(3) Estimated solely for the purpose of calculating the registration fees of the Securities Act of 1933, as amended, based on the exercise price of the options, granted as of the date of filing this Registration Statement.

        The Data Dimensions, Inc. 1997 Stock Option Plan, as amended (the "1997 Plan"), authorizes the issuance of a maximum of 2,500,000 shares of the Common Stock of Data Dimensions, Inc. (the "Company"), of which 1,500,000 shares are being registered hereunder. A registration statement on Form S-8 registering 1,000,000 shares issuable under the 1997 Plan was filed by the registrant on January 2, 1998 (file no. 333-43685). As of May 19, 1999, options to purchase 784,300 shares of the Company's Common Stock were outstanding, no shares of the Company's Common Stock had been issued upon exercise of options granted under the 1997 Plan, and options to purchase 1,715,700 shares of the Company's Common Stock were available for future grants under the 1997 Plan.

        In connection with the initial employment of Peter A. Allen as the Company's President and Chief Executive Officer, the Company granted stock options to Mr. Allen (the "Allen Options") exercisable for a total of 400,000 shares of the Company's Common Stock. The Allen Options were not granted pursuant to the 1997 Plan. The terms of the Allen Options are set forth in two Nonstatutory Stock Option Agreements, each dated December 7, 1998. As of May 19, 1999, no shares had been issued as the result of exercise of any portion of the Allen Options.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Data Dimensions, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1998.

        (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form SB-2 filed on February 9, 1996 (Registration No. 333-841), including all amendments and reports filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.        DESCRIPTION OF SECURITIES

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under the Delaware General Corporation Law ("DGCL") a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        The DGCL permits similar indemnification in the case of derivative actions, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Indemnification for settlement of a suit by or in the right of the corporation is not permitted under the DGCL. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees.

        The Company's Bylaws provide, in substance, that each person made a party or threatened to be made a party to any type of proceeding, by reason of the fact that he or she is or was a director or officer of the Company or that, being or having been such a director or officer or an employee of the Company, he or she is or was serving at the request of an executive officer of the Company as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by the Company to the full extent permitted by the DGCL, against all expense, liability and loss actually and reasonably incurred by such person in connection therewith. In certain cases, the indemnified party will be entitled to the advancement of certain expenses relating to indemnification.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

ITEM 8.        EXHIBITS

               Exhibit
               Number        Description
               -------       -----------
               4.1           Data Dimensions, Inc. 1997 Stock Option Plan (incorporated by reference to the Company's Annual Report on Form 10-KSB for the
                             year ended December 31, 1996)

               4.2           First Amendment to Data Dimensions, Inc. 1997 Stock Option Plan

               4.3           Nonstatutory Stock Option Agreement, between the Registrant and
                             Peter A. Allen, dated December 7, 1998

               4.4           Nonstatutory Stock Option Agreement, between the Registrant and
                             Peter A. Allen, dated December 7, 1998

               5.1           Opinion of Garvey, Schubert & Barer regarding legality of the
                             Common Stock being registered

               23.1          Consent of BDO Seidman, LLP, Independent Certified Public
                             Accountants

               23.2          Consent of PricewaterhouseCoopers, LLP, Independent Certified
                             Public Accountants

               23.3          Consent of Garvey, Schubert & Barer (included in opinion filed as
                             Exhibit 5.1)

               24.1          Power of Attorney of Thomas W. Fife

               Exhibit
               Number        Description
               -------       -----------
               24.2          Power of Attorney of Lucie J. Fjeldstad

               24.3          Power of Attorney of Robert T. Knight

               24.4          Power of Attorney of Larry W. Martin

ITEM 9.        UNDERTAKINGS

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 8th day of June, 1999.


                                          DATA DIMENSIONS, INC.



                                    By:   /s/  Peter A. Allen
                                        ----------------------------------------
                                          Peter A. Allen
                                          Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of June, 1999.

    SIGNATURE                           TITLE
    ---------                           -----

    /s/  Peter A. Allen                 Chief Executive Officer, President, Director
----------------------------------      (Principal executive officer)
    Peter A. Allen


    /s/  Gordon A. Gardiner             Chief Financial Officer
----------------------------------      (Principal financial and accounting officer)
    Gordon A. Gardiner


*   /s/  Thomas W. Fife                 Director
----------------------------------
    Thomas W. FIfe


*   /s/  Lucie J. Fjeldstad             Director
----------------------------------
    Lucie J. Fjeldstad


*   /s/  Robert T. Knight               Director
----------------------------------
    Robert T. Knight


*   /s/  Larry W. Martin                Director
----------------------------------
    Larry W. Martin


    /s/  Gordon A. Gardiner             Attorney-In-Fact
----------------------------------
    Gordon A. Gardiner

                                INDEX TO EXHIBITS





Exhibit
Number         Description
-------        -----------
 4.1           Data Dimensions, Inc. 1997 Stock Option Plan (incorporated by reference to the Company's Annual Report on Form 10-KSB for the
               year ended December 31, 1996)

 4.2           First Amendment to Data Dimensions, Inc. 1997 Stock Option Plan

 4.3           Nonstatutory Stock Option Agreement, between the Registrant and
               Peter A. Allen, dated December 7, 1998

 4.4           Nonstatutory Stock Option Agreement, between the Registrant and
               Peter A. Allen, dated December 7, 1998

 5.1           Opinion of Garvey, Schubert & Barer regarding legality of the
               Common Stock being registered

23.1           Consent of BDO Seidman, LLP, Independent Certified Public
               Accountants

23.2           Consent of PricewaterhouseCoopers, LLP, Independent Certified
               Public Accountants

23.3           Consent of Garvey, Schubert & Barer (included in opinion filed as
               Exhibit 5.1)

24.1           Power of Attorney of Thomas W. Fife

24.2           Power of Attorney of Lucie J. Fjeldstad

24.3           Power of Attorney of Robert T. Knight

24.4           Power of Attorney of Larry W. Martin












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